UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2017

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of Silver Bay Realty Trust Corp. (the "Company") appointed Mark Weld to fill the open seat created by the prior resignation of Ronald N. Weiser. Mr. Weld will stand for reelection at the Company's 2017 annual meeting of stockholders. Mr. Weld has been appointed to the Compensation Committee and Nominating and Corporate Governance Committee of the Board. The Board has determined that Mr. Weld qualifies as an independent director under the New York Stock Exchange ("NYSE") rules.

Mr. Weld has nearly 40 years of experience as an active real estate investor, developer and manager throughout the United States with a specific focus on both discretionary and non-discretionary investment programs on behalf of major public and private pension fund clients. For 20 years, Mr. Weld was an equity partner and Managing Director at Clarion Partners, directing its New England regional headquarters in Boston, in addition to being responsible for all private market acquisition activities in the area. He also served as portfolio manager on behalf of a number of public and private pension fund clients making and managing investments in all major property types and markets throughout the United States totaling in excess of $10 billion. Prior to retiring  from Clarion Partners in  2015, Mr. Weld’s investment activity included high-rise, market dominant office acquisitions and development projects in Houston, Seattle, Washington DC and New York with an aggregate value in excess of $3 billion. Mr. Weld also directed a portfolio of ten market dominant regional malls throughout the country, including the Natick Mall in suburban Boston, MA and the Glendale Galleria in Glendale, CA. Mr. Weld was also a key member of the Clarion team responsible for the 2015 acquisition of Gables Residential, a private owner, developer and manager of over 30,000 apartment units. Prior to joining Clarion Partners, Mr. Weld held senior positions at three prominent real estate owner/development/management firms, in each case directing the acquisition, development and management of national portfolios. He serves as a Director for the Boch Center (formerly the Citi Performing Arts Center), a nonprofit innovator and steward of iconic venues, providing arts, entertainment, cultural, and educational experiences to a broad based constituency. Mr. Weld is an honors graduate of Dartmouth College with a degree in Economics.

There are no arrangements or understandings between Mr. Weld and any other person pursuant to which he was selected as a member of the Board and as of the date of his appointment, Mr. Weld has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. Mr. Weld will receive compensation as a director consistent with the compensation paid to non-employee directors of the Company, as described in the Company's proxy statement for the annual meeting of stockholders held on May 17, 2016.

Item 7.01.    Regulation FD Disclosure

On January 5, 2017, Silver Bay Realty Trust Corp. issued a press release announcing Mr. Weld's appointment to the Board. A copy of this press release is furnished, not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Item No.	Description
99.1	Press Release dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ DANIEL J. BUECHLER
Daniel J. Buechler
General Counsel and Secretary

Date: January 9, 2017

Exhibit Index

Item No.	Description
99.1	Press Release dated January 5, 2017